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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 pursuant to Rule 462(b) of our report dated January 28, 2000, except as to the third paragraph of Note 2, which is as of April 11, 2000, relating to the financial statements of iBEAM Broadcasting Corporation (a development stage company), which appears in iBEAM Broadcasting Corporation's Registration Statement on Form S-1 (No. 333-95833). We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP


San Jose, California
May 17, 2000